Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of September 25, 2013, by and between Prospect Global Resources Inc., a corporation organized under the laws of the State of Nevada (the “Company”), and the investor that is a signatory to this Agreement (the “Investor”).

WHEREAS:

A.                                    Reference is made to (i) that certain Underwriting Agreement, dated as of June 21, 2013, between the Company and Roth Capital Partners, LLC (the “Underwriting Agreement”) and (ii) that certain registration statement and prospectus (Registration No. 333-180492) (as supplemented from time to time, the “Registration Statement”), pursuant to which the Company issued certain units consisting of shares of common stock of the Company (the “Common Stock”), series A warrants to purchase Common Stock (the “Series A Warrants”) and series B warrants to purchase Common Stock and additional Series A Warrants (the “Series B Warrants”).  Capitalized terms not defined herein shall have the meaning as set forth in the Underwriting Agreement.

B.                                    The Investor currently holds such number of Series B Warrants as set forth on the signature page of the Investor (the “Investor Warrants”, and such number, the “Investor Warrant Amount”).

C.                                    The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, the Investor shall exchange the Investor Warrants for the Investor Warrant Amount of new Series B-1 Warrants in the form attached hereto as Exhibit A (the “Exchange Warrants”) in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

D.                                    Concurrently with the transactions contemplated hereby, certain persons holding Series B Warrants (other than the Investor) (the “Other Holders”, and together with the Investor, the “Holders”), which, together with the Investor, beneficially own at least 85% of the aggregate number of Series B Warrants outstanding (the “Required Holders”), are executing agreements identical to this Agreement (other than proportional changes in the numbers reflecting the different number of Series B Warrants of the Company held by each Other Holder and corresponding proportional changes to the number of Exchange Warrants to be delivered to such Other Holder) (the “Other Agreements”, and together with this Agreement, the “Agreements”, and the date the Agreements have been executed by the Required Holders, the “Effective Date”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:

1.                                      EXCHANGE OF INVESTOR WARRANTS.  On the Closing Date (as defined below), the Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Investor Warrants for the Exchange Warrants, without the payment of any additional consideration (the “Exchange”), as follows:

(a)                                 On the Closing Date, the Company shall deliver the Exchange Warrants to the Investor and the Investor Warrant shall be extinguished.  The Exchange Warrant shall be issued without any restricted legend and shall be delivered to the Investor (or its designee) in accordance with the delivery instructions set forth on the signature page of the Investor.

(b)                                 Other Documents.  The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

(c)                                  No Additional Consideration.  The parties acknowledge and agree that the Exchange Warrants shall be issued to the Investor in exchange for the Investor Warrants without the payment of any additional consideration.

(d)                                 Series A Warrant Exercise Price Adjustment.  The parties agree that for all purposes of calculating an adjustment to the exercise price of the Series A Warrants upon the issuance and exercise of the Class B-1 Warrants, the value of the share of common stock and the 1.75 Class A Warrants issuable upon exercise of each Series B-1 Warrant shall be deemed to be $4.05 and $0.0, respectively.

(e)                                  Closing.  Upon confirmation that the Required Holders shall have executed the Agreements, the closing of the Exchange (the “Closing”) shall occur on September 26, 2013 or such other date as is mutually acceptable to the Investor and the Company (the “Closing Date”).

2.                                      REPRESENTATIONS AND WARRANTIES

(a)                                 Investor Representations and Warranties.

(i)                                     The Investor represents and warrants it has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by the Investor and the Agreement constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought.

(ii)                                  The Investor hereby represents and warrants to the Company that, as of the date hereof, the Investor is the sole record and beneficial owner of the Investor Warrants, free from preemptive or similar rights, taxes, liens, charges and other encumbrances.

(b)                                 Company Representations and Warranties.

(i)                                     The Company represents and warrants it has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by the Company and the Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought.

(ii)                                  The Company represents and warrants that the Exchange Warrants, when issued and delivered pursuant to this Agreement, shall be fully paid and non-assessable and will not be issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights and shall not bear any restricted legend.

(iii)                               The Company represents and warrants that, on the Closing Date, (a) the issuance of the shares of common stock issuable upon exercise of the Exchange Warrants (the “Exchange Shares”) shall be registered pursuant to the Registration Statement and (b) the Registration Statement shall be effective and available for the issuance of such Exchange Shares on the Closing Date upon any exercise of the Exchange Warrants without any restrictive legend.

(iv)                              The Company represents and warrants that its representations and warranties set forth in Section 1 of the Underwriting Agreement are true and correct in all material respects as if given on the date hereof, except: (x) as modified by the disclosure in the Company’s filings with the Securities and Exchange Commission (the “SEC”) after that date; and (y) the Company has 3,427,539 outstanding shares of Common Stock on the date hereof and has issued 600 additional warrants to purchase Common Stock at a weighted average exercise price of $3.645 per share.

(v)                                 The Company acknowledges and agrees that the issuance of the Exchange Warrants in accordance herewith shall constitute a Trigger Issuance (as defined in the Series A Warrants) under the Series A Warrants and, after giving effect to the Exchange, the Investor shall hold such number of Series A Warrants as set forth on the signature page of the Investor and the applicable New Issuance Price (as defined in the Series A Warrants) shall be $4.05.

3.                                      COVENANTS.

(a)                                 Disclosure of Transactions and Other Material Information.  On or before 9:30 a.m., New York time, on the first Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching the form of this Agreement (including all attachments, the “8-K Filing”).  From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Holders by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.

(b)                                 Section 3(a)(9).  The Company represents that the exchange of the Investor Warrants for the Exchange Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act and agrees not to take any position contrary to this Section 3(b).  For the purposes of Rule 144 of the Securities Act, the Company acknowledges that the holding period of the Exchange Warrants may be tacked onto the holding period of the Investor Warrants and the Company agrees not to take a position contrary to this Section 3(b).  The Company agrees to issue the Exchange Warrants without any restrictions on transfer and without any restrictive legend.

(c)                                  Fees.  The Company shall reimburse Greenberg Traurig, LLP (counsel to the lead Investor), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby), which amount shall not exceed $5,000 without the consent of the Company.

(d)                                 Additional Registration Statement.  The Company agrees to file a registration statement with the SEC covering the resale of the additional Series A Warrants of the Company to be issued pursuant to the Exchange Warrants and the shares of the Company’s Common Stock to be issued upon exercise of such additional Series A Warrants no later than October 21, 2013 and to use reasonable best efforts to have the registration statement declared effective by the SEC as soon as practicable thereafter.

(e)                                  Participation Rights.   During the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement (as defined below) unless the Company shall have first complied with this Section 3(e).  The Company acknowledges and agrees that the right set forth in this Section 3(e) is a right granted by the Company, separately, to each Holder.

(i)                                     At least two Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Holder a written notice of its proposal or intention to effect a Subsequent Placement (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than a statement that the Company desires to give the Holder material, non-public information about the Company.  Upon the written request of a Holder within two (2) Trading Days after the Company’s delivery to such Holder of such Pre-Notice to receive such material, non-public information, and only upon a written request by such Holder, the Company shall promptly, but no later than one Trading Day after such request, deliver to such Holder an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Holder in accordance with the terms of the Offer such Holder’s pro rata portion of 40% of the Offered Securities, provided that the number of Offered Securities which such Holder shall have the right to subscribe for under this Section 3(e) shall be (a) based on such Holder’s pro rata number of the Exchanged Warrants acquired by all Holders pursuant to the Agreements (the “Basic Amount”), and (b) with respect to each Holder that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Holders as such Holder shall indicate it will purchase or acquire should the other Holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(ii)                                  To accept an Offer, in whole or in part, such Holder must deliver a written notice to the Company prior to the end of the second Business Day after such Holder’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Holder’s Basic Amount that such Holder elects to purchase and, if such Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Holder elects to purchase (in either case, the “Notice of Acceptance”).  If the Basic Amounts subscribed for by all Holders are less than the total of all of the Basic Amounts, then such Holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), such Holder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Holder bears to the total Basic Amounts of all Holders that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary.  Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Holder a new Offer Notice and the Offer Period shall expire on the second Business Day after such Holder’s receipt of such new Offer Notice; provided, that if the amount of the Offered Securities is increased by up to 40% (the “Permitted Increase”) of the amount set forth in the most recent Offer Notice no new Offer Notice shall be required and no new Offer Period shall commence.

(iii)                               The Company shall have ten Business Days from the expiration of the Offer Period (the “Closing Period”) above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Holder (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice (other than a Permitted Increase) and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.  Any Offered Securities not issued in accordance with this Section 3(e) by last day of the Closing Period may not be issued, sold or exchanged until they are again offered to such Holder under the procedures specified in this Agreement.

(iv)                              In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 3(e)(iii) above), then such Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Holder elected to purchase pursuant to Section 3(e)(ii) above multiplied by a fraction, (x) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Holders pursuant to this Section 3(e)(iv) prior to such reduction) and (y) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Holders in accordance with Section 3(e)(i) above.

(v)                                 Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Holder shall acquire from the Company, and the Company shall issue to such Holder, the number or amount of Offered Securities specified in its Notice of Acceptance.  The purchase by such Holder of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Holder of a purchase agreement relating to such Offered Securities in customary form for such a transaction.

(vi)                              The Company and each Holder agree that if any Holder elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Holder shall be required to agree to any restrictions on trading as to any securities of the Company other than the Offered Securities or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(vii)                           Notwithstanding anything to the contrary in this Section 3(e) and unless otherwise agreed to by Holders entitled to purchase a majority of the Offer Securities that are eligible to be purchased by Holders that elected to receive an Offering Notice (but, in no event, later than the tenth (10th) Business Day following the delivery of initial Offer Notice unless otherwise agreed to by all Holders that received an Offer Notice), the Company shall either confirm in writing to such Holders that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Holder will not be in possession of any material, non-public information, by the fifth Business Day following delivery of the Offer Notice.  If by such fifth Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Holder, such transaction shall be deemed to have been abandoned and such Holder shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.  Should the Company decide to continue to pursue such transaction with respect to the Offered Securities, the Company shall provide such Holder with another Offer Notice and such Holder will again have the right of participation set forth in this Section 3(e).  The Company shall not be permitted to deliver more than one Offer Notice to such Holder in any ten Trading Day period, except as expressly contemplated by the last sentence of Section 3(e)(ii) or with the consent of the Holders of a majority of the shares of Common Stock issued and issuable pursuant to the securities issued under the Agreements (assuming the exercise in full of any warrants without regard to any limitations on exercise set forth therein).

(viii)                        The restrictions contained in this Section 3(e) shall not apply in connection with the issuance of (A) shares of Common Stock, restricted stock units, standard options to purchase Common Stock and other stock-based equity awards to directors, officers, consultants or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Holders; (B) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) are otherwise materially changed in any manner that adversely affects any of the Holders, (C) shares of Common Stock or warrants to purchase Common Stock issued in accordance with the Agreements (as in effect as of the Closing Date) and common stock issuable upon exercise of all Series A Warrants and Series B Warrants outstanding or issuable on the date hereof, (D) shares of Common Stock or Convertible Securities issued pursuant to agreements in effect as of the date hereof, provided that the purchase price, exercise price or conversion price, as applicable, of such Common Stock and or Convertible Securities in such agreements are not lowered, none of such agreements are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers, (E) shares of Common Stock or Convertible Securities to vendors to the Company or any of its Subsidiaries for services rendered and not for cash or other securities, (F) shares of Common Stock or Convertible Securities issued in connection with agreements executed by the Company for the sale of potash, (G) shares of Common Stock or Convertible Securities issued in a Fundamental Transaction (as defined in the Exchanged Warrants or the Series A Warrants, as applicable) that would entitle a holder of the Exchanged Warrants or the Series A Warrants, as applicable, to require the Company to purchase the Exchanged Warrants or the Series A Warrants, as applicable, at the Black Scholes Value (as defined in the Exchanged Warrants or the Series A Warrants, as applicable); provided, that the Company is not then in breach of the Exchanged Warrants or Series A Warrants, as applicable and (H) shares of Common Stock issued or issuable upon conversion of Convertible Securities issued after the date hereof in compliance with the terms of this Section 3(e).

(ix)                              The Company shall not circumvent the provisions of this Section 3(e) by providing terms or conditions to one Holder that are not provided to all.

(x)                                 For the purposes of this Agreement, the following definitions shall apply:

(A)                               “Approved Stock Plan” means any benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock, restricted stock units, standard options to purchase Common Stock and other stock-based awards may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such.

(B)                               “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(C)                               “Subsequent Placement” means, any, direct or indirect, issuance, offer, sale, grant of any option or right to purchase, or otherwise dispose of (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of) by the Company or any of its Subsidiaries of any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any debt security convertible into equity, any preferred stock or any purchase rights).

4.                                      MISCELLANEOUS.

(a)                                 Miscellaneous Provisions.  Sections 12-16 of the Underwriting Agreement are hereby incorporated by reference herein, mutatis mutandis.

(b)                                 Most Favored Nation.  The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Investor and this Agreement.  If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor.  The provisions of this Section 4(b) shall apply similarly and equally to each Settlement Document. Notwithstanding the foregoing, the Investor acknowledges and agrees that any forbearance agreement entered into with the other holders of the Notes prior to the date hereof, shall not constitute a Settlement Document under this Section 4(b).

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Exchange Agreement to be duly executed as of the date first written above.

COMPANY

PROSPECT GLOBAL RESOURCES INC.

By:
	Name:	Gregory Dangler
	Title:	Interim Chief Financial Officer

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

INVESTOR

By:
Name:
Title:

Number of Investor Warrants:

Number of Series A Warrants (prior to Exchange):

Number of Series A Warrants (after Exchange):

Delivery Information: